Exhibit 99.1

NYSE: MMP
_____________________________________________________________________________________________________

Date:	Jan. 21, 2020

Contact:	Investors:	Media:
	Paula Farrell	Bruce Heine
	(918) 574-7650	(918) 574-7010
	paula.farrell@magellanlp.com	bruce.heine@magellanlp.com

Magellan Midstream to Sell Select Marine Terminals, Announces Unit Repurchase Program

TULSA, Okla. - Magellan Midstream Partners, L.P. (NYSE: MMP) announced today an agreement to sell three marine terminals to Buckeye Partners, L.P. for $250 million. The terminals are located in New Haven, Connecticut, Wilmington, Delaware and Marrero, Louisiana.
“Magellan remains focused on capital discipline and managing our business for the long term,” said Michael Mears, chief executive officer. “Optimization of our asset portfolio, including divestiture of facilities outside our strategic footprint, is an important element to maximize unitholder value and our strong financial position.”
Mears continued, “I would also like to personally and on behalf of the organization express our gratitude for the contributions from all employees supporting these facilities through the years and during this time of transition.”
The sale is expected to close by late first quarter or early second quarter 2020, subject to regulatory approvals.
The partnership intends to provide 2020 financial guidance as part of its fourth-quarter 2019 earnings release on Jan. 30 but does not expect the terminals sale to have a material impact on its future financial results.
Jefferies served as financial advisor and GableGotwals served as legal counsel to Magellan in connection with the transaction.

Unit repurchase program
The partnership also announced that its board of directors has authorized the repurchase of up to $750 million of common units through 2022. Magellan intends to purchase its common units from time-to-time through a variety of methods, including open market purchases and negotiated transactions, all in compliance with the rules of the Securities and Exchange Commission and other applicable legal requirements.

“Magellan remains committed to our long-standing disciplined approach to financing our business and pursuing attractive projects,” confirmed Mears. “In addition, we intend to opportunistically utilize additional tools, including the unit repurchase program announced today as well as potential special distributions, to accomplish our core goal of maximizing value for our investors.”
The timing, price and actual number of common units repurchased will depend on a number of factors including the partnership’s expected expansion capital spending needs, alternative investment opportunities, excess cash available, legal and regulatory requirements, market conditions and the trading price of its common units. The repurchase program does not obligate the partnership to acquire any particular amount of common units, and the repurchase program may be suspended or discontinued at any time at the partnership’s discretion.

About Magellan Midstream Partners, L.P.
Magellan Midstream Partners, L.P. (NYSE: MMP) is a publicly traded partnership that primarily transports, stores and distributes refined petroleum products and crude oil. The partnership owns the longest refined petroleum products pipeline system in the country, with access to nearly 50% of the nation’s refining capacity, and can store more than 100 million barrels of petroleum products such as gasoline, diesel fuel and crude oil. More information is available at www.magellanlp.com.
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Except for statements of historical fact, this news release constitutes forward-looking statements as defined by federal law. Although management of Magellan Midstream Partners, L.P. believes such statements are based on reasonable assumptions, such statements necessarily involve known and unknown risks and uncertainties that may cause actual outcomes to be materially different. Among the key risk factors that may have a direct impact on the partnership’s results of operations, financial condition and transactions described in this news release are: its ability to obtain all required regulatory approvals; its ability to complete the contemplated divestiture; its ability to identify growth projects with acceptable expected returns and to complete projects on time and at expected costs; changes in price or demand for refined petroleum products, crude oil and natural gas liquids, or for transportation, storage, blending or processing of those commodities through its existing or planned facilities; changes in the partnership’s tariff rates or other terms as required by state or federal regulatory authorities; the occurrence of operational hazards or unforeseen interruptions; disruption in the debt and equity markets that negatively impacts the partnership’s ability to finance its capital spending; its capital needs, cash flows and availability of cash to fund unit repurchases or special distributions; and failure of customers to meet or continue contractual obligations to the partnership. Additional factors that could lead to material changes in performance are described in the partnership's filings with the Securities and Exchange Commission, including the partnership’s Annual Report on Form 10-K for the fiscal year ended Dec. 31, 2018 and subsequent reports on Forms 8-K and 10-Q. You are urged to carefully review and consider the cautionary statements and other disclosures made in those filings, especially under the heading “Risk Factors” and “Forward-Looking Statements.” Forward-looking statements made by the partnership in this release are based only on information currently known, and the partnership undertakes no obligation to revise its forward-looking statements to reflect future events or circumstances.